FORM OF
                                    AMENDMENT
                             DATED FEBRUARY 17, 2006
                                       TO
                     AMENDED AND RESTATED SERVICE AGREEMENT
                                     BETWEEN
                               RYDEX DYNAMIC FUNDS
                         AND RYDEX FUND SERVICES, INC.,
                             DATED NOVEMBER 15, 2004

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                                     FORM OF

                                    AMENDMENT

                                       TO

                              AMENDED AND RESTATED

                                SERVICE AGREEMENT

                             DATED NOVEMBER 15, 2004

                                     BETWEEN

                               RYDEX DYNAMIC FUNDS

                                       AND

                            RYDEX FUND SERVICES, INC.

The following Amendment is made to Section 4 of the Amended and Restated Service Agreement between Rydex Dynamic Funds (the "Trust") and Rydex Fund Services, Inc. (the "Servicer"), as amended to date (the "Agreement"), and is hereby incorporated into and made a part of the Agreement:

      Section 4 of the Agreement is amended, effective February 17, 2006, to read as follows:

      As consideration for the services provided hereunder, the Trust will pay the Servicer a fee on the last day of each month in which this Agreement is in effect, at the following annual rates based on the average daily net assets (the "Assets") of each of the Trust's series (a "Fund") for such month:

                           TITAN 500 FUND

                                    0.25% of Assets

                           TEMPEST 500 FUND

                                    0.25% of Assets

                           VENTURE 100 FUND

                                    0.25% of Assets

                           VELOCITY 100 FUND

                                    0.25% of Assets
                           LONG DYNAMIC DOW 30 FUND

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                                    0.25% of Assets

                           INVERSE DYNAMIC DOW 30 FUND

                                    0.25% of Assets

                           DYNAMIC RUSSELL 2000 FUND

                                    0.25% OF ASSETS

                           INVERSE DYNAMIC RUSSELL 2000 FUND

                                    0.25% OF ASSETS

                           ADDITIONS ARE NOTED IN BOLD.

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In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 17th day of February, 2006.

                                           RYDEX DYNAMIC FUNDS


                                           By:  _______________________________
                                           Name:    Carl G. Verboncoeur
                                           Title:   President


                                           RYDEX FUND SERVICES, INC.


                                           By:  _______________________________
                                           Name:    Carl G. Verboncoeur
                                           Title:   President